Exhibit (g)(15)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF August 18, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	Additional Custodians:
None
B.	Special Subcustodians:
None
C.	Foreign Subcustodians:

Country	Subcustodian	Eligible Securities Depositories
ARGENTINA	BankBoston, Buenos Aires Branch	Caja de Valores (CDV) Central de Registracion y Liquidation (CRYL)
AUSTRALIA	Australia and New Zealand Banking Group Limited	Austraclear Limited ASX Settlement and Transfer Corporation (ASTC) Clearing House Electronic Subregister
System (CHESS)

AUSTRIA	Bank Austria Creditanstalt AG, Vienna	(OeKB) Oesterreische Kontrollbank
BAHRAIN	HSBC, Manama	The Clearing Settlement and Depository

BANGLADESH	Standard Chartered Bank, Dhaka Branch
BELGIUM	BNP Paribas Securities Services Brussels	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK) National Bank of Belgium (NBB)
BERMUDA	Bank of Bermuda, Limited, Hamilton
BOTSWANA	Barclays Bank of Botswana Limited, Gaborone
BRAZIL	Citibank, N.A. Sao Paulo Branch	Companhia Brasileira de Liquidacao e Custodia (CBLC) Camara de Liquidation e Custodia (CLC) Sistema Especial de Liquidacao e de Custodia (SELIC)
BULGARIA	HVB Bank Biochim	Bulgarian National Bank (BNB) Bulgaria Central Security Depository (CDAD)

CANADA	Canadian Imperial Bank of Commerce, Toronto	The Canadian Depository for Securities Ltd. (CDS)
CHILE	BankBoston, Santiago Branch	Deposito Central de Valores (DCV)
CHINA, SHANGHAI	HSBC, Shanghai	The China Securities Depository and Clearing Corporation LTD (CSDCC)
CHINA, SHENZHEN	HSBC, Shenzhen	The China Securities Depository and Clearing Corporation LTD (CSDCC)
CLEARSTREAM	Clearstream, Luxembourg

COLOMBIA	Cititrust Colombia S.A. Santafe de Bogota, Colombia	Deposito Centralizado de Valores de Colombia (DECEVAL) Central Securities Deposit (DCV)
CROATIA	Zagrebacka banka d.d.	Securities Depository Agency (SDA)
CZECH REPUBLIC	Citibank, N.A. Prague	Stredisko Cennych Papiru (SCP) Czech National Bank (CNB)
DENMARK	Skandinaviska Enskilda Banken (SEB), Copenhagen	The Danish Securities Centre (Vaerdipapircentralen, VP)
EGYPT	Citibank, N.A., Cairo	The Misr Company for Clearing, Settlement Depository (MCSD)
ESTONIA	SEB Merchant Banking, Tallinn	The Estonian Central Depository
for Securities (ECDS)

EUROCLEAR	Brussels, Belgium

FINLAND	Nordea Bank Finland PLC, Helsinki	The Finnish Central Securities Depository Ltd. (APK)
FRANCE	BNP Paribas Securities Services, Paris	Euroclear France SA

GERMANY	BNP Paribas Securities Services, Frankfurt	Clearstream Banking AG, Frankfurt
GHANA	Barclays Bank of Ghana Limited, Accra

GREECE	EFG Eurobank Ergasias S.A.	Central Securities Depository S.A. (CSD) Bank of Greece (BoG)
HONG KONG	HSBC, Hong Kong	Hong Kong Securities Clearing Co. (HKSCC) Hong Kong Central Money Market Unit (CMU)

HUNGARY	HVB Bank Hungary Rt.	Central Clearing House and Depository (Budapest) Ltd. (KELER)
ICELAND	Glitner banki HF	Verdbrefaskraning Island hf (VBSI)

INDIA	HSBC, Mumbai Branch	National Securities Depository Limited (NSDL) Central Depository Services Limited (CSDL) Reserve Bank of India (RBI)

INDONESIA	HSBC, Jakarta	The Kustodian Sentral Efek Indonesia (KSEI) Bank Indonesia (BI)
IRELAND	Mellon Bank, N.A.	CREST Euroclear Operations Center (EOC)
ISRAEL	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
ITALY	BNP Paribas Securities Services Milan	Monte Titoli S.p.A.
JAPAN	HSBC, Tokyo	Japan Securities Depository Centre (JASDEC) Bank of Japan (BoJ)
JORDAN	HSBC, Amman	The Securities Depository Center of Jordan (SDC)

KAZAKHSTAN	HSBC, Kazakhstan	Central Depository of Securities
(CDS)

KENYA	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya (CBK)
KOREA, REPUBLIC OF	HSBC, Seoul	Korea Securities Depository (KSD)
LATVIA	Skandinaviska Enskilda Banken

LITHUANIA	Skandinaviska Enskilda Banken

LEBANON	HSBC, Beirut	The Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East (Midclear)

Banque du Liban, BDL (Central Bank of Lebanon)

LUXEMBOURG	Fortis Banque, Luxembourg SA	Clearsteam
MALAYSIA	Citibank, N.A., Kuala Lumpur	Malaysian Central Depository Sdn Bhd (MCD) Bank Negara Malaysia (BNM)
MAURITIUS	HSBC, Port Louis	The Central Depository & Settlement Co Ltd. (CDS)
MEXICO	Banco Santander Mexicano, Mexico City	Instituto para el Deposito de Valores (INDEVAL)
MOROCCO	Societe Generale Marocaine de Banques, Casablanca	Maroclear
NETHERLANDS	ABN AMRO-Mellon Global Securities Services B.V.	Euroclear Bank SA/NV
NEW ZEALAND	Australia and New Zealand Banking Group Wellington	New Zealand Central Securities Depository Ltd. (NZCSD) (NZCSD)
NORWAY	Nordea Bank Norge ASA, Oslo	Norwegian Central Securities Depository, Verdipapirsentralen (VPS)
OMAN	HSBC, Ruwi	The Muscat Depository and Securities Registration Company (MDSRC)

PAKISTAN	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Limited (CDC) State Bank of Pakistan (SBP)

PERU	Citibank, Lima	Caja de Valores y Liquidaciones (CAVALI)
PHILIPPINES	HSBC, Manila	The Philippines Central Depository (PCD) Registry of Scripless Securities (RoSS)
POLAND	Citibank/Bank Handlowy w Warszawie, S.A., Warsaw	National Depository of Securities (NDS) Centralny Rejester Bonow Skarbowych (CRBS)
PORTUGAL	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios (INTERBOLSA)
ROMANIA	HVB Bank Romania S.A.	The National Company for Clearing, Settlement and Despository for Securities (SNCDD) National Bank of Romania (NBR) Bucharest Stock Exchange (BSE)
RUSSIA	ZAO Ciibank Moscow	Depository Clearing Company (DCC)
National Depository Center (NDC)
Central Bank of Russia

SINGAPORE	The Development Bank of Singapore, Singapore	Central Depository (Pte) Ltd. (CDP) Monetary Authority of Singapore (MAS)
SLOVAKIA	HVB Bank Slovakia, Bratislava	Slovak Center for Securities (SCP) National Bank of Slovakia (NBS)
SLOVENIA	Bank Austria Creditanstalt d.d., Ljubljana	The Central Securities Clearing Corporation (KDD)
SOUTH AFRICA	Societe Generale, Johannesburg	The Central Depository Limited (CD) Share Transactions Totally Eletronic (STRATE)

SPAIN	Santander Investment Services, S.A., Madrid	Servicio de Compensacion Y Liquidacion de Valores (SCLV) Banca de Espana
SRI LANKA	HSBC, Colombo	Central Depository System (Pvt) Ltd. (CDS)
SWEDEN	Skandinaviska Enskilda Banken (SEB) Stockholm	Vaerdepapperscentralen (VPC)
SWITZERLAND	Union Bank of Switzerland, Zurich	SegaIntersettle AG (SIS)
TAIWAN	Standard Chartered Bank	Taiwan Securities Central Depository Co. (TSCD)

THAILAND	HSBC, Bangkok Branch	The Thailand Securities Depository Co., Ltd (TSD)
TURKEY	Citibank Turkey, Istanbul	Takasbank ISE Settlement & Custody Bank Inc. (Takasbank) Central Bank of of the Republic of Turkey (CBT)

UGANDA	Barclays Bank of Uganda, Kampala

UKRAINE	Bank Austria Creditanstalt AG	The National Bank of the Ukraine
Depository (NBU)
The Interregional Securities Union (IRSU)

UNITED KINGDOM	Mellon Bank, N.A, London	Central Moneymarkets Office (CMO) CRESTCo.

UNITED STATES	Mellon Bank, N.A.	Depository Trust Company (DTC) National Securities Clearing Corporation (NSCC)

URUGUAY	BankBoston, N.A. Montevideo	Banco Central del Uruguay (BCU) Agency Bolsa de Valores (ABV)
VENEZUELA	Citibank, N.A., Caracas	Caja de Venezolana de Valores (CVV) Central Bank of Venezuela (BCV)
ZAMBIA	Barclays Bank of Zambia Ltd., Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CD) The Bank of Zambia

ZIMBABWE	Barclays Bank of Zimbabwe Ltd., Harare
Each of the Investment Companies Listed on
Appendix "A" on Behalf
of each of Their Respective Portfolios

By: /s/John Costello
Name: John Costello
Title: Asst. Treasurer

MELLON BANK, N.A.
By: /s/Christopher Healy Name: Christopher Healy Title: First Vice President

By: /s/Christopher Healy
Name: Christopher Healy
Title: First Vice President